Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER 2018
OPERATING RESULTS

•	March quarter net income of $369 million

•	Retail loan and lease originations of $10.8 billion for the March quarter

•	Earning assets of $88.1 billion at March 31, 2018

•	Available liquidity of $19.4 billion at March 31, 2018

FORT WORTH, TEXAS April 26, 2018 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $369 million for the quarter ended March 31, 2018, compared to $202 million for the quarter ended March 31, 2017.

Retail loan originations were $5.1 billion for the quarter ended March 31, 2018, compared to $4.4 billion for the quarter ended December 31, 2017, and $5.6 billion for the quarter ended March 31, 2017. The outstanding balance of retail finance receivables was $34.3 billion at March 31, 2018.

Operating lease originations were $5.7 billion for the quarter ended March 31, 2018, compared to $5.8 billion for the quarter ended December 31, 2017, and $6.3 billion for the quarter ended March 31, 2017. Leased vehicles, net was $43.4 billion at March 31, 2018.

The outstanding balance of commercial finance receivables was $10.4 billion at March 31, 2018, compared to $10.3 billion at December 31, 2017 and $8.5 billion at March 31, 2017.

Retail finance receivables 31-60 days delinquent were 3.7% of the portfolio at March 31, 2018 and 3.4% at March 31, 2017. Accounts more than 60 days delinquent were 1.7% of the portfolio at March 31, 2018 and 1.4% at March 31, 2017.

Annualized net charge-offs were 2.1% of average retail finance receivables for the quarter ended March 31, 2018 and 2.3% for the quarter ended March 31, 2017.

The Company had total available liquidity of $19.4 billion at March 31, 2018, consisting of $4.2 billion of cash and cash equivalents, $14.1 billion of borrowing capacity on unpledged eligible assets, $0.1 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $52 million for the quarter ended March 31, 2018 compared to $47 million for the quarter ended March 31, 2017.

Operating Results

On October 31, 2017, we completed the sale of certain of our European subsidiaries and branches (collectively, the "European Operations") to Banque PSA Finance S.A. and BNP Paribas Personal Finance S.A. The European Operations are presented as discontinued operations in our condensed consolidated financial statements for the three months ended March 31, 2017. Unless otherwise indicated, information in this release relates to our continuing operations.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; our joint venture in China, which we cannot operate solely for our benefit and over which we have limited control; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; foreign currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general economic and business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; and changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended March 31,
	2018	2017
Revenue
Finance charge income	$866	$752
Leased vehicle income	2,447	1,931
Other income	98	65
Total revenue	3,411	2,748
Costs and expenses
Operating expenses	365	330
Leased vehicle expenses	1,787	1,429
Provision for loan losses	136	211
Interest expense	732	596
Total costs and expenses	3,020	2,566
Equity income	52	47
Income from continuing operations before income taxes	443	229
Income tax provision	74	50
Income from continuing operations	369	179
Income from discontinued operations, net of tax	—	23
Net income	$369	$202

Net income attributable to common shareholder	$355	$202

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$4,178	$4,265
Finance receivables, net	43,773	42,172
Leased vehicles, net	43,444	42,882
Goodwill	1,198	1,197
Equity in net assets of non-consolidated affiliate	1,281	1,187
Related party receivables	659	309
Other assets	6,489	5,003
Total assets	$101,022	$97,015
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$39,441	$39,887
Unsecured debt	44,079	40,830
Deferred income	3,336	3,221
Related party payables	132	92
Other liabilities	3,286	2,691
Total liabilities	90,274	86,721
Shareholders' equity	10,748	10,294
Total liabilities and shareholders' equity	$101,022	$97,015

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
Originations	2018	2017
Retail finance receivables originations	$5,078	$5,607
GM lease originations	$5,712	$6,273
GM new vehicle loans and leases as a percentage of total loan and lease originations	89.7%	87.7%

	Three Months Ended March 31,
Average Earning Assets	2018	2017
Average retail finance receivables	$33,471	$27,484
Average commercial finance receivables	10,068	7,963
Average finance receivables	43,539	35,447
Average leased vehicles, net	43,177	35,751
Average earning assets	$86,716	$71,198

Ending Earning Assets	March 31, 2018	March 31, 2017
Retail finance receivables, net of fees	$34,320	$29,276
Commercial finance receivables, net of fees	10,365	8,504
Leased vehicles, net	43,444	37,090
Ending earning assets	$88,129	$74,870

Total Finance Receivables	March 31, 2018	December 31, 2017
Retail
Retail finance receivables, net of fees(a)	$34,320	$32,802
Less: allowance for loan losses	(858)	(889)
Total retail finance receivables, net	33,462	31,913
Commercial
Commercial finance receivables, net of fees	10,365	10,312
Less: allowance for loan losses	(54)	(53)
Total commercial finance receivables, net	10,311	10,259
Total finance receivables, net	$43,773	$42,172

(a) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $217 million and $228 million at
March 31, 2018 and December 31, 2017.

Allowance for Loan Losses	March 31, 2018	December 31, 2017
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.5%	2.7%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.5%

Delinquencies	March 31, 2018	March 31, 2017
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	3.7%	3.4%
Greater than 60 days	1.7	1.4
Total	5.4%	4.8%

	Three Months Ended March 31,
Charge-offs and Recoveries	2018	2017
Charge-offs	$295	$298
Less: recoveries	(123)	(143)
Net charge-offs	$172	$155
Net charge-offs as an annualized percentage of average retail finance receivables	2.1%	2.3%
Recovery rate as a percentage of gross repossession charge-offs in North America	53.1%	51.6%

	Three Months Ended March 31,
Operating Expenses	2018	2017
Operating expenses as an annualized percentage of average earning assets	1.7%	1.9%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com